As filed with the Securities and Exchange Commission on _________, 2011

                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                         UnderThe Securities Act of l933

                                DNA BRANDS, INC.
                       ----------------------------------
               (Exact name of issuer as specified in its charter)

                    Colorado                          26-0394476
          ------------------------------           --------------------
         (State or other jurisdiction of           (I.R.S. Employer
         incorporation or organization)             Identification No.)

                   506 N.W. 77th Street
                   Boca Raton, Florida                         33487
         ----------------------------------------          -----------
         (Address of Principal Executive Offices)           (Zip Code)


                                Stock Bonus Plan
                        ---------------------------------
                              (Full Title of Plan)

                                  Darren Marks
                                506 N.W. 77th St.
                              Boca Raton, FL 33487
                     -------------------------------------
                     (Name and address of agent for service)

                                 (954) 978-8401
                    ---------------------------------------
              (Telephone number, including area code, of agent for
                                    service)

  Copies of all communications, including all communications sent to agent for service to:

                                William T. Hart,
                             Esq.Hart & Trinen
                                 l624 Washington
                             Denver, Colorado 80203
                                 (303) 839-0061

                        CALCULATION OF REGISTRATION FEE

                                          Proposed     Proposed
Title of                                  maximum      maximum
securities                    Amount     offering      aggregate    Amount of
 to be                        to be        price       offering    registration
registered                registered (1) per share (2)  price           fee
-------------------------------------------------------------------------------


Common Stock issuable
pursuant to Stock
Bonus Plan                 2,000,000      $0.90     $1,800,000       $209

(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable in the event of stock dividends, stock splits, recapitalizations or other changes in the Company's common stock.

(2) Varied, but not less than the fair market value on the date that the options were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon closing price of DNA's common stock on June 22, 2011.

                                DNA BRANDS, INC.
              Cross Reference Sheet Required Pursuant to Rule 404
                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

(NOTE: Pursuant to instructions to Form S-8, the Prospectus described below is not required to be filed with this Registration Statement.)

Item
 No.     Form S-8 Caption                         Caption in Prospectus
----     ----------------                         ---------------------

  1.     Plan Information

         (a)  General Plan Information            Stock Option and Bonus Plans

         (b)  Securities to be Offered            Stock Option and Bonus Plans

         (c)  Employees who may Participate       Stock Option and Bonus Plans
              in the Plan

         (d)  Purchase of Securities Pursuant     Stock Option and Bonus Plans
              to the Plan and Payment for
              Securities Offered

         (e)  Resale Restrictions                 Resale of Shares by Affiliates

         (f)  Tax Effects of Plan                 Stock Option and Bonus Plans
              Participation

         (g)  Investment of Funds                 Not Applicable.

         (h)  Withdrawal from the Plan;           Other Information Regarding
              Assignment of Interest              the Plans

         (i)  Forfeitures and Penalties           Other Information Regarding
                                                  the Plans

         (j)  Charges and Deductions and          Other Information Regarding
              Liens Therefore                     the Plans

2.       Registrant Information and Employee      Available Information,
         Plan Annual Information                  Documents Incorporated by
                                                  Reference

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference

     The following documents filed with the Commission by DNA Brands, Inc. ("DNA") (Commission File No. 000-53086) are incorporated by reference into this prospectus:

      (1) Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

      (2) Report on Form 10-Q for the three months ended January 31, 2010.

      (3) Report on Form 10-Q for the three months ended April 30, 2010.

      (4) Schedule 14f-1 filed on July 2, 2010.

      (5) Report on Form 8-K filed on July 12, 2010.

      (6) Report on Form 8-K filed July 15, 2010.

      (7) Report on form 10-Q for the three months ended July 31, 2010.

      (8) Report on Form 8-K filed September 13, 2010.

      (9) Report on Form 8-K/A filed September 16, 2010.

      (11) Report on Form 8-K filed on September 16, 2010.

      (12) Report on Form 10-Q for the three months ended September 30, 2010.

      (13) Report on Form 8-K/A filed October 18, 2010.

      (14) Report on Form 8-K filed on November 16, 2010.

      (15) Report on Form 8-K/A filed on December 8, 2010.

      (16) Registration Statement on Form S-1 filed on December 15, 2010.

      (17) Report on Form 8-K/A filed on January 11, 2011.

      (18) Report on Form 10-Q/A filed on January 11, 2011.

      (19) Annual Report on Form 10-K for the fiscal year ended December 31,
2010.

      (20) Report on Form 10-Q filed on May 16, 2011.

     All documents filed with the Commission by DNA pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used by DNA to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

     DNA has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to DNA and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

Item 4 - Description of Securities

     Not required.

Item 5 - Interests of Named Experts and Counsel

     Not Applicable.

Item 6 - Indemnification of Directors and Officers

     The Articles of Incorporation of DNA provide in substance that DNA shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of DNA, or is or was serving at the request of DNA as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Colorado; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by DNA in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to DNA unless it shall ultimately be determined that such person is entitled to be indemnified by DNA as authorized in the Articles of Incorporation.

Item 7 - Exemption for Registration Claimed

     On May 31, 2011 the Company issued 200,000 shares to Darren Marks and 200,000 shares to Mel Leiner pursuant to DNA's Stock Bonus Plan. DNA relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 in connection with the issuance of the shares.

4    - Instruments Defining Rights of
       Security Holders


   (a) - Common Stock                        Incorporated  by reference to
                                             Exhibit 3.1 of the Company's
                                             Registration  Statement on
                                             Form SB-2, File No. 333-148773.

   (b) - Stock Bonus Plan


5 - Opinion Regarding Legality

l5 - Letter Regarding Unaudited Interim
     Financial Information                     None

23 - Consent of Independent Public
     Accountants and Attorneys

24 - Power of Attorney                        Included in the signature page of
                                              this Registration Statement

99 - Re-Offer Prospectus

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Darren Marks and Mel Leiner, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on June 28, 2011.

                                       DNA BRANDS, INC.

                                       By: /s/ Darren Marks
                                          -------------------------------------
                                          Darren Marks, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  l933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                   Date
---------                               -----                   ----

/s/ Darren Marks
-------------------------       Principal Executive             June 28, 2011
Darren Marks                    Officer and a Director


/s/ Melvin Leiner
-------------------------       Principal Financial and         June 28, 2011
Melvin Leiner                   Accounting Officer
                                and a Director

                        PLAN PROSPECTUS DNA BRANDS, INC.
                                506 N.W. 77th St.
                              Boca Raton, FL 33487
                                 (954) 551-1813


                                  COMMON STOCK

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Prospectus relates to shares of the common stock of the Company (the "Company") issuable pursuant to certain employee incentive plans adopted by the Company. The employee incentive plans provide for the grant, to selected employees of the Company and other persons, of either stock bonuses or options to purchase shares of the Company's Common Stock. The employee incentive plans benefit the Company by giving selected employees and other persons having a business relationship with the Company a greater personal interest in the success of the Company.

     Share of common stock reserved under the Company's Incentive Stock Option Plan are offered to those employees of the Company who hold options (or may in the future hold options) to purchase such shares granted by the Company pursuant to the Incentive Stock Option Plan.

     Shares of common stock reserved under the Company's Non-Qualified Stock Option Plan are offered to those persons who hold options (or may in the future hold options) to purchase such shares granted by the Company pursuant to its Non-Qualified Stock Option Plan.

     Shares of common stock reserved under the Stock Bonus Plan are offered to those persons granted shares of common stock pursuant to the Company's Stock Bonus Plan.



     This document constitutes part of a Prospectus covering securities that have been registered under the Securities Act of 1933.


                  The date of this Prospectus is June __, 2011.

     The Company's Incentive Stock Option Plan, Non-Qualified Stock Option Plan and Stock Bonus Plan are sometimes collectively referred to in this Prospectus as "the Plans". The terms and conditions of any stock bonus and the terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the respective Plans and the stock bonus or stock option agreements between the Company and the Plan participants.

     Offers or resales of shares of Common Stock acquired under the Plan by "affiliates" of the Company are subject to certain restrictions under the Securities Act of l933. See "RESALE OF SHARES BY AFFILIATES".

     No person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus, in connection with the shares offered by this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offering in any state or jurisdiction to any person to whom it is unlawful to make such offer in such state or jurisdiction.

     The Company's Common Stock is traded on the OTC Bulletin Board under the symbol "DNAX".

     With respect to the Company's Plans, the shares to which this prospectus relates will be sold from time to time by the Company when and if options granted pursuant to the Plans are exercised. In the case of shares issued by the Company pursuant to the Stock Bonus Plan, the shares will be deemed to be sold when the shares have been granted by the Company

                             TABLE OF CONTENTS

                                                                    Page
                                                                    ----

AVAILABLE INFORMATION.................................................4

DOCUMENTS INCORPORATED BY REFERENCE...................................4

GENERAL INFORMATION...................................................4

INCENTIVE STOCK OPTION PLAN...........................................4

NON-QUALIFIED STOCK OPTION PLAN.......................................8

STOCK BONUS PLAN......................................................10

OTHER INFORMATION REGARDING THE PLANS.................................10

ADMINISTRATION OF THE PLANS...........................................11

RESALE OF SHARES BY AFFILIATES........................................12

AMENDMENT, SUSPENSION OR TERMINATION OF THE PLANS.....................12

DESCRIPTION OF COMMON STOCK...........................................12

EXHIBITS:

    Amended 2011 Stock Bonus Plan referred to in this Prospectus.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of l934 and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission. Such reports, proxy statements, and other information concerning the Company can be inspected at the Commission's office at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. Certain information concerning the Company is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov.

     All documents incorporated by reference, as well as other information concerning the Plans, other than exhibits to such reports and documents, are available, free of charge to holders of shares or options granted pursuant to the Plans, upon written or oral request directed to the Company at 506 N.W. 77th Street, Boca Raton, Florida 33487, telephone: (954) 551-1813.

     This Prospectus does not contain all information set forth in the Registration Statement, of which this Prospectus is a part, which the Company has filed with the Commission under the Securities Act of l933 and to which reference is hereby made. Each statement contained in this Prospectus is qualified in its entirety by such reference.

                       DOCUMENTS INCORPORATED BY REFERENCE

      The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

      (1) Annual Report on Form 10-K for the fiscal year ended October 31, 2009.

      (2) Report on Form 10-Q for the three months ended January 31, 2010.

      (3) Report on Form 10-Q for the three months ended April 30, 2010.

      (4) Schedule 14f-1 filed on July 2, 2010.

      (5) Report on Form 8-K filed on July 12, 2010.

      (6) Report on Form 8-K filed July 15, 2010.

      (7) Report on form 10-Q for the three months ended July 31, 2010.

      (8) Report on Form 8-K filed September 13, 2010.

      (9) Report on Form 8-K/A filed September 16, 2010.

      (11) Report on Form 8-K filed on September 16, 2010.

      (12) Report on Form 10-Q for the three months ended September 30, 2010.

      (13) Report on Form 8-K/A filed October 18, 2010.

      (14) Report on Form 8-K filed on November 16, 2010.

      (15) Report on Form 8-K/A filed on December 8, 2010.

      (16) Registration Statement on Form S-1 filed on December 15, 2010.

      (17) Report on Form 8-K/A filed on January 11, 2011.

      (18) Report on Form 10-Q/A filed on January 11, 2011.

      (19) Annual Report on Form 10-K for the fiscal year ended December 31,
2010.

      (20) Report on Form 10-Q filed on May 16, 2011.


     All reports and  documents  subsequently  filed by the Company  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

     The Company does not intend to update this Prospectus in the future unless and until there is a material change in the information contained herein.

                               GENERAL INFORMATION

     The Company has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan. In some cases the plans described above are collectively referred to as the "Plans". The terms and conditions of any stock bonus and the terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the respective Plans and the stock bonus or stock option agreements between the Company and the Plan participants.

     A summary of the Company's Plans follows.

     Incentive Stock Option Plan. The Company has an Incentive Stock Option Plan which authorizes the issuance of its common stock to persons that exercise options granted pursuant to the plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

     Non-Qualified Stock Option Plan. The Company's Non-Qualified Stock Option Plan authorizes the issuance of shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plan. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Board of Directors.

     Stock Bonus Plan. The Company has a Stock Bonus Plan which allows for the issuance of shares of Common Stock. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plan, the Company's employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares, provided however that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

Summary.

     The following sets forth certain information as of June 20, 2011 concerning the stock options and stock bonuses granted by the Company pursuant to the Plans. Each option represents the right to purchase one share of the Company's common stock.

                        Total                                          Remaining
                      Shares                               Shares      Options/
                     Reserved     Options      Options    Issued As      Shares
Name of Plan        Under Plans   Granted    Exercised  Stock Bonus  Under Plans
------------        -----------   -------    ---------  -----------  -----------
Incentive Stock       500,000       --           --          N/A         500,000
  Option Plan
Non-Qualified Stock 1,000,000       --           --          N/A         100,000
  Option Plan
Stock Bonus Plan    2,000,000       N/A          N/A      1,231,133      768,867

     As of June 20, 2011 the Company had not granted any options pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan.

                           INCENTIVE STOCK OPTION PLAN

Securities to be Offered and Persons Who May Participate in the Plan

     All employees of the Company are eligible to be granted options pursuant to the Plan as may be determined by the Company's Board of Directors which administers the Plan.

     Options granted pursuant to the Plan terminate at such time as may be specified when the option is granted.

     The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

     In the discretion of the Board of Directors, options granted pursuant to the Plan may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any option) is first exercisable. However, no option, or any portion thereof may be exercisable until one year following the date of grant. In no event shall an option granted to an employee then owning more than l0% of the Common Stock of the Company be exercisable by its terms after the expiration of five years from the date of grant, nor shall any other option granted pursuant to the Plan be exercisable by its terms after the expiration of ten years from the date of grant.

Purchase of Securities Pursuant to the Plan

     The purchase price per share of common stock purchasable under an option is determined by the Board of Directors but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of the Company's outstanding shares). An option may be exercised, in whole or in part, at any time, or in part, from time to time, during the option period, by giving written notice of exercise to the Board of Directors at the Company's offices specifying the number of shares to be purchased, such notice to be accompanied by payment in full of the purchase price either by a payment of cash, bank draft or money order payable to the Company. At the discretion of the Board of Directors payment of the purchase price for shares of Common Stock underlying options may be paid through the delivery of shares of the Company's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Board of Directors. No shares shall be issued until full payment has been made. An optionee shall have the rights of a stockholder only with respect to shares of stock for which certificates have been issued. Under no circumstances may an option be exercised after the expiration of the option.

Tax Aspects of Incentive Stock Options Granted Under the Plan

     Options granted under the Plan will be incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the "Code") and will be subject to the provisions of the Code. Generally, if Common Stock of the Company is issued to an employee pursuant to an option granted as described below, and if no disqualifying disposition of such shares is made by such employee within one year after the transfer of such shares to him or within two years after the date of grant: (a) no income will be realized by the employee at the time of the grant of the option; (b) no income will be realized by the employee at the date of exercise; (c) when the employee sells such shares, any amount realized in excess of the option price will be taxed as a long-term capital gain and any loss sustained will be a long-term capital loss; and (d) no deduction will be allowed to the Company for federal income tax purposes. Generally, if any disqualifying disposition of such shares is made by an employee within one year after the transfer of such shares to him, or within two years after the date of grant, the difference between the amount paid for the shares upon exercise of the option and the fair market value of the shares on the date the option was exercised will be taxed as ordinary income in the year the disqualifying disposition occurs and the Company will be allowed a deduction for such amount. However, if such disqualifying disposition is a sale or exchange for which a loss would have been recognized (if sustained), the amount taxed to the employee as ordinary income (and deductible by the Company) will be limited to the excess of the amount realized upon such sale or exchange over the amount paid for the shares where such excess is less than the amount referred to in the preceding sentence. This limitation does not apply to a disposition of the type as to which losses (if sustained) are not recognized as deductible losses for income tax purposes, e.g., a gift, a sale to certain related persons or a so-called "wash" sale (a sale within 30 days before or after the acquisition of the Company's shares or the receipt of an option or the entering into a contract to buy the Company's shares). If the shares are sold in a disqualifying disposition during such one-year period and the amount realized is in excess of the fair market value of the shares at the time of exercise, such excess will be taxed as a long-term or short-term capital gain depending upon the holding period.

     An employee who exercises an incentive stock option may be subject to the alternative minimum tax since the difference between the option price and the fair market value of the stock on the date of exercise is an item of tax preference. However, no item of preference

NON-QUALIFIED STOCK OPTION PLAN

Securities to be Offered and Persons Who May Participate in the Plan

     The Company's employees, directors and officers, and consultants or advisors to the Company are eligible to be granted options pursuant to the Non-Qualified Stock Option Plan as may be determined by the Company's Board of Directors that administers the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

     Options granted pursuant to the Plan not previously exercised will terminate at such other time as may be specified when the option is granted.

     In the discretion of the Board of Directors options granted pursuant to the Plan may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any option) is first exercisable. In no event shall an option be exercisable by its terms after the expiration of ten years from the date of grant.

Purchase of Securities Pursuant to the Plan

     The purchase price per share of common stock purchasable under an option is determined by the Company's Board of Directors. An option may be exercised, in whole or in part, at any time, or in part, from time to time, during the option period, by giving written notice of exercise to the Board of Directors at the Company specifying the number of shares to be purchased, such notice to be accompanied by payment in full of the purchase price either by a payment of cash, bank draft or money order payable to the Company At the discretion of the Board of Directors payment of the purchase price for shares of Common Stock underlying options may be paid through the delivery of shares of the Company's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be used at the discretion of the Board of Directors. No shares shall be issued until full payment has been made. An optionee shall have the rights of a stockholder only with respect to shares of stock for which certificates have been issued. Under no circumstances may an option be exercised after the expiration of the option.

Tax Aspects of Options Granted Under the Plan

     The difference between the option price and the market value of the shares on the date the option is exercised is taxable as ordinary income to an Optionee at the time of exercise and to the extent such difference does not constitute unreasonable compensation is deductible by the Company at that time. Gain or loss on any subsequent sale of shares received through the exercise of an option will be treated as capital gain or loss.

     Since the amount of income realized by an Optionee on the exercise of an option under the Plans represents compensation for services provided to the Company, the Company may be required to withhold income taxes from the Optionee's income even though the compensation is not paid in cash. To withhold the appropriate tax on the transfer of the shares, the Company will (i) reduce the number of shares issued or distributed to reflect the necessary withholding,
(ii) withhold the appropriate tax from other compensation due to the Optionee, or (iii) condition the transfer of any shares to the Optionee on the payment to the Company of an amount equal to the taxes required to be withheld.

STOCK BONUS PLAN

Securities to be Offered and Persons Who May Participate in the Plan

     Under the Stock Bonus Plan, the Company's employees, directors and officers, and consultants or advisors to the Company will be eligible to receive a grant of the Company's shares, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The aggregate number of shares which may be granted may not exceed the amount available in the Bonus Share Reserve. The grant of the Company's shares rests entirely with the Company's Board of Directors administering the Plan. It is also left to the Board of Directors to decide the type of vesting and transfer restrictions which will be placed on the shares.

Tax Aspects of Shares Granted Pursuant to the Plan

     Any shares of stock transferred to any person pursuant to the Stock Bonus Plan will be subject to the provisions of Section 83 of the Internal Revenue Code. Consequently, if (and so long as) the shares received remain substantially nonvested, the recipient of the shares will not have to include the value of these shares in gross income. The shares will remain substantially nonvested so long as they are subject to a substantial risk of forfeiture and are nontransferable. A substantial risk of forfeiture exists if a person's rights in the shares are conditioned upon the future performance of substantial services. Nontransferability will exist if a person is restricted from selling, assigning or pledging these shares, and, if transfer is permitted, a transferee is required to take the shares subject to the substantial risk of forfeiture. However, in the year such shares become either transferable or not subject to a substantial risk of forfeiture, the recipient of the shares will be required to include in gross income for that taxable year the excess of the share's fair market value at the time they became vested over the amount (if any) paid for such shares. This amount will be taxable as ordinary compensation income.

     There is available an election through which a person can choose to recognize as ordinary income in the year of transfer the excess of the share's fair market value at the time of transfer over the amount (if any) the person paid for such shares. By making this election any future appreciation
(depreciation) in value will be treated as appreciation (depreciation) attributable to a capital asset rather than as compensation income. An election to be valid must be made within thirty (30) days of the date on which the shares are issued by the Company

     The Company does not recognize income when granting or transferring shares to the recipient of the shares pursuant to the Plans. Furthermore, Section 83 permits the Company to take an ordinary business deduction equal to the amount includable by the recipient of the shares in the year the recipient recognizes the value of the shares as income.

                      OTHER INFORMATION REGARDING THE PLANS

     All shares to be issued pursuant to the Plans will, prior to the time of issuance, constitute authorized but unissued shares or treasury shares.

     The terms and conditions upon which a person will be permitted to assign or hypothecate options or shares received pursuant to any of the Plans will be determined by the Company's Board of Directors that administers the Plans. In general, however, options are non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies any vesting requirements imposed by the Board of Directors when the shares were issued.

     Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the stock option Plans will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of the Company or the period of time a non-employee must provide services to the Company.

     Each Option shall be exercisable from time to time during a period (or periods) determined by the Company's Board of Directors and ending upon the expiration or termination of the Option; provided, however, the Board of Directors may, limit the number of shares purchaseable in any period or periods of time during which the Option is exercisable.

     Employment by the Company does not include a right to receive bonus shares or options pursuant to the Plans. Only the Board of Directors has the authority to determine which persons shall be issued bonus shares or granted options and, subject to the limitations described elsewhere in this Prospectus and in the Plans, the number of shares of Common Stock issuable as bonus shares or upon the exercise of any options.

     The Plans are not qualified under Section 401(a) of the Internal Revenue Code, nor are they subject to any provisions of the Employee Retirement Income Security Act of 1974.

     The description of the federal income tax consequences as set forth in this Prospectus is intended merely as an aid for such persons eligible to participate in the Plans, and the Company assumes no responsibility in connection with the income tax liability of any person receiving shares or options pursuant to the Plans. Persons receiving shares or options pursuant to the Plans are urged to obtain competent professional advice regarding the applicability of federal, state and local tax laws.

     As of the date of this Prospectus, and except with respect to shares or options which have not yet vested, no terms of any Plan or any contract in connection therewith creates in any person a lien on any of the securities issuable by the Company pursuant to the Plans.

                           ADMINISTRATION OF THE PLANS

     The Plans are administered by a Company's Board of Directors. The Company's Directors serve for a one-year tenure and until their successors are elected. The Company's Directors are elected each year at the annual shareholder's meeting. A Director may be removed at any time by the vote of a majority of the Company's shareholders represented in person or by proxy at any special meeting called for the purpose of removing one or more directors. Any vacancies which may occur on the Board of Directors will be filled by the majority vote of the remaining directors. The Board of Directors is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Board of Directors is empowered to select eligible employees of the Company to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

                         RESALE OF SHARES BY AFFILIATES

     Shares of common stock acquired pursuant to the Plans may be resold freely, except that any person deemed to be an "affiliate" of the Company, within the meaning of the Securities Act of l933 (the "Act") and the rules and regulations promulgated thereunder, may not sell shares acquired by virtue of the Plans unless such shares are sold by means of a special Prospectus, are otherwise registered by the Company under the Securities Act for resale by such person or an exemption from registration under the Act is available. Rule l44, promulgated under the Act, which contains limitations on the manner of sale and the amount of shares that may be sold, provides an exemption from registration under the Act. An employee who is not an officer or director of the Company generally would not be deemed an "affiliate" of the Company.

     In addition, the acquisition of shares or options by officers and directors may be considered a "purchase" and the sale thereof will generally be considered a "sale" for purposes of Section l6(b) of the Securities Exchange Act of l934.

                  AMENDMENT, SUSPENSION OR TERMINATION OF PLANS

     The Board of Directors of the Company may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension shall not adversely affect rights or obligations with respect to shares or options previously granted.

                           DESCRIPTION OF COMMON STOCK

     The common stock issued as a stock bonus and the common stock issuable upon the exercise of any options granted pursuant to the Plans entitles holders to receive such dividends, if any, as the Board of Directors declares from time to time; to cast one vote per share on all matters to be voted upon by stockholders; and to share ratably in all assets remaining after the payment of liabilities in the event of liquidation, dissolution or winding up of the Company. The shares carry no preemptive rights. All shares offered under the Plans will, upon issuance by the Company (and against receipt of the purchase price in the case of options), be fully paid and non-assessable.

                                    FORM S-8

                                DNA BRANDS, INC.
                                506 N.W. 77th St.
                              Boca Raton, FL 33487


                                    EXHIBITS

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